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                                                                       EXHIBIT 5

[LETTERHEAD OF MANATT, PHELPS & PHILLIPS, LLP]

May 13, 1997

National Mercantile Bancorp
1840 Century Park East
Los Angeles, CA  90067

           RE:  NATIONAL MERCANTILE BANCORP

Ladies and Gentlemen:

     As counsel for National Mercantile Bancorp, a California corporation (the "Company"), in connection with the Company's Registration Statement on Form S-2, No. 333-21455 as amended ("Registration Statement"), registering a maximum of 800,000 shares of the Company's noncumulative convertible preferred stock, $10.00 stated valued (the "Preferred Stock") to be issued upon the exercise of nontransferable rights to purchase Preferred Stock ("Rights") and upon the sale of such shares to certain standby purchasers, and as further described in the Registration Statement (the "Offering"), we have been requested to render this opinion.

     We have examined and reviewed only such questions of law as we have deemed necessary or appropriate for the purpose of rendering the opinion set forth herein.

     For the purpose of rendering the opinion set forth herein, we have been furnished with and examined only the following documents:

     1. The Articles of Incorporation of the Company, as amended and presently in effect;

     2. The form of the Amended and Restated Articles of Incorporation of the Company (the "Restatement");

     3.  The Bylaws of the Company, as amended and presently in effect;

     4.  The Registration Statement;

     5. Records of the meetings of the Board of Directors of the Company pertaining to the Offering; and

     6. Such other agreements, instruments, documents and records as we have deemed to be necessary in connection with furnishing the opinion expressed below.

     With respect to all of the foregoing documents, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced
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copies.  We also have obtained from the officers of the Company such advice as to such factual matters as we consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, we have relied on such advice.

     For the purposes of this opinion, we have further assumed that the Restatement will be duly authorized by the Board of Directors of the Company and the shareholders of the Company, and will be filed with the Secretary of State for the State of California.

     Based on the foregoing, we are of the opinion that:

     (a) The shares of Preferred Stock when issued and delivered in the manner and on the terms described in the Registration Statement (after and while the Registration Statement is declared effective), will be validly issued, fully paid and nonassessable.

     (b) The shares of the Company's common stock, no par value, issuable upon conversion of the shares of Preferred Stock in the manner and on the terms described in the Registration Statement, in accordance with the Restatement as described in the Registration Statement, when issued upon such conversion in accordance with the Restatement, will be validly issued, fully paid and nonassessable.

     Our opinion expressed herein is limited to those matters expressly set forth herein, and no opinion may be implied or inferred beyond the matters expressly stated herein. Further, the opinion contained in this letter is given as of the date of this letter and is rendered exclusively for your benefit solely in connection with the Offering, may not be relied upon to state directly or indirectly any general proposition or for any other purpose, and may not be relied upon by any other party for any purpose.

     We hereby disclaim any obligation to notify any person or entity after the date hereof if any change in fact or law should change our opinion with respect to any matter set forth in this letter. This opinion letter may not be relied upon by any other person or entity and may not be circulated, quoted, or cited in whole or in part, without our express prior written consent.

     This opinion is limited to the current laws of the State of California and the United States of America, to present judicial interpretations thereof and to facts as they presently exist. In rendering this opinion, we have no obligation to revise or supplement it should the current laws of the State of California or the United States of America be changed by legislative action, judicial decision or otherwise.

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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus which is part of the Registration Statement.

                                   Respectfully submitted,




                                   /s/ Manatt, Phelps & Phillips, LLP